                                                                     Exhibit 2.2

         AMENDMENT NO. 1 TO AND ASSIGNMENT OF ASSETS PURCHASE AGREEMENT
         --------------------------------------------------------------


               AMENDMENT NO. 1 TO ASSETS PURCHASE AGREEMENT (the "AMENDMENT"), dated as of May 27, 1999, by and among BICC CABLES CORPORATION, a company incorporated in Delaware, the United States, whose principal place of business is at One Crosfield Avenue, West Nyack, NY; PYROTENAX USA INC. (together with BICC Cables Corporation, the "US VENDOR"), a company incorporated in Delaware, the United States; BICC CABLES CANADA INC. (the "CANADIAN VENDOR"), a company incorporated under the federal laws of Canada, whose principal place of business is at 265 Yorkland Boulevard, Suite 500, North York, Ontario M2J 155; BICC PLC (the "VENDORS' GUARANTOR"), a company incorporated in England and Wales, whose registered office is at Devonshire House, Mayfair Place, London W1X 5FH; GK TECHNOLOGIES, INCORPORATED (the "US PURCHASER"), a company incorporated in New Jersey, the United States, whose principal place of business is at 4 Tesseneer Drive, Highland Heights, KY 41076; GK TECHNOLOGIES, INCORPORATED (the "CANADIAN PURCHASER" and together with the US Purchaser, the "PURCHASER"), a company incorporated in New Jersey, the United States, whose principal place of business is at 4 Tesseneer Drive, Highland Heights, KY 41076; GENERAL CABLE CORPORATION (the "PURCHASERS' GUARANTOR"), a company incorporated in Delaware, the United States whose principal place of business is at 4 Tesseneer Drive, Highland Heights, KY 41076; BICC GENERAL PYROTENAX CABLES LTD. ("PYROTENAX ASSIGNEE"), a company incorporated in Ontario, Canada; BICC GENERAL CABLE (USA) LLC ("US ASSIGNEE"), a limited liability company organized under the laws of the state of Delaware, the United States; and BICC GENERAL CABLE COMPANY ("CANADIAN ASSIGNEE"), an unlimited liability company incorporated in Nova Scotia, Canada.

                               W I T N E S E T H:
                               ------------------

               WHEREAS, the US Vendor, the Canadian Vendor, the Vendors' Guarantor, the US Purchaser, the Canadian Purchaser and the Purchasers' Guarantor are parties to an Assets Sale and Purchase Agreement, dated as of April 6, 1999 (the "ASSET PURCHASE AGREEMENT");

               WHEREAS, the parties to the Asset Purchase Agreement desire to consent to make certain amendments to the Asset Purchase Agreement, as set forth below and to set forth other agreements among the parties;

               WHEREAS, the US Purchaser and Canadian Purchaser desire to assign all of their rights and delegate all of their obligations arising under the Asset Purchase Agreement to the US Assignee, the Canadian Assignee and the Pyrotenax Assignee; and

               WHEREAS, the US Vendor, Canadian Vendor and Vendor's Guarantor desire to consent to such assignment and delegation.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                               A G R E E M E N T:
                               ------------------

               I. DEFINED TERMS. Except as otherwise expressly provided herein, capitalized terms used herein that are defined in the Asset Purchase Agreement, as amended hereby, shall have the same meaning as specified in the Asset Purchase Agreement, as so amended.

               II. AMENDMENTS: the Asset Purchase Agreement is hereby amended as set forth below.







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                      (a)        A new Section 3.4 is added to the Asset
        Purchase Agreement to read in its entirety as follows:

        "3.4    ADJUSTMENT WITH RESPECT TO JACKSON, TENNESSEE PROPERTY.

                Notwithstanding anything to the contrary contained herein and in connection with the assignment at Closing to the US Purchaser of that certain lease dated May 1, 1991 (the "Lease") between the US Vendor and The Industrial Development Board of the City of Jackson, a Tennessee public non-profit Corporation, at the Closing the Purchase Price shall be reduced by $9 million, the amount of the aggregate Liability to be assumed by the US Purchaser with respect to the Lease. The adjustment set forth in this Section shall take effect as an adjustment to the Purchase Price. No adjustment to the Purchase Price shall be made in accordance with the provisions of Section 9 of the Agreement for the Liability for which the Purchase Price is adjusted pursuant to this Section."

                      (b) Section 6.4.2 of Schedule 8 shall be deleted in its entirety and replaced with the following:

                                 "Without limiting Section 6.4.1, Vendors shall
                      also be responsible for one-half of the special award payments payable pursuant to the special performance letters dated August 20, 1998, and August 24, 1998, (as in effect immediately prior to the Closing Date) concerning Anthony Cutri, Joseph DeBolt, William Fike, Linda Ermelin, Robert Jamieson (collectively, the "SPECIAL PERFORMANCE LETTERS"). The US Purchaser shall be responsible for the other half of the special award payments pursuant to the Special Performance Letters."

                      (c)        A new Section 17.5.7 is added as follows:

                                 "17.5.7. The parties have agreed that without prejudice to the rights conferred on the US Purchaser under and notwithstanding Section
                                 17.5.3 the US Purchaser shall be entitled to use and have the right to sublicense to any wholly owned subsidiary of the Purchaser's Guarantor (but only for so long as such remain a wholly owned subsidiary of the Purchaser's Guarantor) the name "BICC General Brand Rex Cables "as the name of any corporate entity, partnership or other vehicle which, in all cases, is solely involved in the manufacture, sale or distribution of Specialty Cables in the United States of America, Canada or Mexico."

                      (d)        A new section 17.8 is added as follows:

           "17.8      RECORDS RETENTION AND ACCESS

                      17.8.1 (a) The Purchaser shall keep and preserve in an organized and retrievable manner all books, records and other information in any form including paper, electronically stored data, magnetic media, film and microfilm included in the Acquired Assets (the "PURCHASER BOOKS AND RECORDS") for three (3) years from the Closing Date or longer if the statute of limitations for income tax purposes has not expired for any income or franchise tax return for any taxable period prior to or including the Closing Date. The Purchaser shall neither dispose of nor destroy such Books and Records at any time without first offering to turn over possession thereof to the US Vendor and the Canadian Vendor by written notice to each at least fifteen (15) days prior to the proposed date of such disposition.

                      (b) Each of the US Vendor and the Canadian Vendor shall keep and preserve in an organized and retrievable manner all books, records and other information in any form including paper, electronically stored data, magnetic media, film and microfilm included in the Excluded Assets (the "VENDOR BOOKS AND




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           RECORDS") for three (3) years from the Closing Date or longer if the statute of limitations for income tax purposes has not expired for any income or franchise tax return for any taxable period prior to or including the Closing Date. Neither the US Vendor nor the Canadian Vendor shall dispose of or destroy such Books and Records at any time without first offering to turn over possession thereof to the Purchaser by written notice to the US Purchaser at least fifteen (15) days prior to the proposed date of such disposition.

                      17.8.2 (a) Purchaser shall allow the Canadian Vendor and the US Vendor, their representatives, attorneys and accountants, at the respective Vendors' expense, access to the employees of the Purchaser and to the Purchaser Books and Records upon reasonable request and during normal business hours for the purpose of interviewing, examining and copying to the extent reasonably necessary or advisable in connection with any litigation or proceeding, the preparation of any required tax returns or in connection with any tax procedure, any obligation or duty hereunder, compliance with any legal duty or obligation, or otherwise.

                      (b) Each of the US Vendor and the Canadian Vendor shall allow the Purchaser, its representatives, attorneys and accountants, at the Purchaser's expense, access to the employees of the Vendors to the Vendor Books and Records upon reasonable request and during normal business hours for the purpose of interviewing, examining and copying to the extent reasonably necessary or advisable in connection with any litigation or proceeding, the preparation of any required tax returns or in connection with any tax procedure, any obligation or duty hereunder, compliance with any legal duty, or obligation or otherwise.

                      17.8.3 (a) The Purchaser shall allow Internal Revenue Service or Revenue Canada examining agents or state or provincial income or franchise or sales tax examining agents, if accompanied by the Canadian or US Vendor's tax representatives, accountants or attorneys, access to the Purchaser Books and Records during normal business hours for the purpose of conducting an income or franchise tax audit of the Operations for any tax period prior to or including the Closing Date; which access shall be limited in scope to the Purchaser Books and Records which are relevant to the subject matter of the audit.

                      (b) Each of the US Vendor and the Canadian Vendor shall allow Internal Revenue Service or Revenue Canada examining agents or state or provincial income or franchise or sales tax examining agents, if accompanied by the Purchaser's tax representatives, accountants or attorneys, access to the Vendor Books and Records during normal business hours for the purpose of conducting an income or franchise tax audit of the Operations."

                      (c) Section 19.5.2 of the Asset Purchase Agreement is deleted in its entirety and replaced with the following:

                      "19.5.2 This Agreement is personal to the parties to it. Accordingly, except as otherwise set forth in Section 19.5.1 no party may, without the prior written consent of the Purchasers and the Vendors' Guarantor, assign either this agreement or any of its rights, interests or obligations under this Agreement; provided, however, (i) the US Purchaser and the Purchasers' Guarantor may assign all of their rights and interest hereunder relating to the US Business and delegate all of their obligations hereunder relating to the US Business to any person to whom the US Purchaser sells a substantial part of the assets of the US Business or to any person that is the successor to all or substantially all of the US Business;
           (ii) the Canadian Purchaser and the Purchasers' Guarantor may assign all of their rights and interests hereunder relating to the Canadian Business and delegate all of their obligations hereunder relating to the Canadian Business to any person to whom the Canadian Purchaser sells a substantial part of the assets of the Canadian Business or to any person that is the successor to all or substantially all of the Canadian Business; and (iii) and the Vendors and the Vendors' Guarantor may assign all of their rights and delegate all of their obligations hereunder to any person to whom the Vendors or the Vendors' Guarantor sell a substantial part of their respective assets. This Agreement shall bind, benefit, and be enforceable by and against each party hereto and its successors and permitted assigns."




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                      (d) Schedule 1 of the Asset Purchase Agreement is amended
           to reflect that the Jackson, TN site is a Leased Property and not a Vendor Owned Real Property.

                      (e) Schedule 10, Part I, Transfer Taxes is deleted in its entirety and replaced with Exhibit B hereto.

                      (f) Schedule 15 of the Asset Purchase Agreement is deleted in its entirety and replaced with Exhibit A hereto.

           III. ADDITIONAL AGREEMENTS REGARDING EMPLOYMENT MATTERS. In addition to the foregoing amendments to the Asset Purchase Agreement, the parties agree as follows:

                      (a) SECTION 401(K) PLAN. US Vendor and US Purchaser agree that notwithstanding the provisions of Section 1.1.1 of Schedule 12 of the Asset Purchase Agreement, the assets and liabilities of the BICC Cables Corporation 401(k) Savings Plan (the "PLAN") attributable to the accrued benefits of those employees of the US Vendor who remain employed at the corporate headquarters of the US Vendor post-Closing shall not be transferred to another plan maintained by the US Vendor or one of its affiliates, but instead shall be included in the Plan as assumed by US Purchaser at Closing. The parties further agree that the participation in the Plan by those employees who remain employed at the corporate headquarters of the US Vendor post-Closing shall be frozen, and that amendments to the Plan necessary to implement the foregoing shall be adopted prior to Closing, and that all loans outstanding to such employees shall be repaid prior to Closing.

                      (b) SEVERANCE PLAN. Notwithstanding the provisions of
           Section 1.2 of the Asset Purchase Agreement, US Purchaser hereby agrees to pay severance benefits (including Salary as defined under, and all Benefits specified in Attachment A to, the BICC Cables Corporation Severance Plan) for the period specified in, and in accordance with the terms of the BICC Cables Corporation Severance Plan, as in effect on the date of the Asset Purchase Agreement (April 6, 1999), to all Continuing Employees whose employment with the US Purchaser is terminated within 90 days after the Closing Date, as if the employee were terminated from BICC. Such payments shall be in lieu of any other severance benefits to which the individual might be entitled under the General Cable Severance Plan. US Vendor shall reimburse US Purchaser each month, within 5 business days of receipt of an invoice for such month after the last day of such month, for an amount equal to the sum of (i) one-half of the difference between (A) the actual monthly salary continuation payment, if any, made during such month by US Purchaser to any Continuing Employee whose employment was terminated within 90 days after the Closing Date; and
           (B) the monthly salary continuation payment to which such Continuing Employees would otherwise be entitled under the General Cable Severance Plan in the absence of this paragraph (b) and (ii) one-half of the employer matching contribution made by General Cable to the
           Section 401(k) Plan with respect to any salary deferrals made during such month by any Continuing Employees whose employment was terminated within 90 days after the Closing Date, provided that the total amount payable by US Vendor pursuant to this paragraph (b) shall not exceed $275,000.

                      (c) Cooperative Efforts. US Purchaser has agreed that upon the Closing Date it will cause all of the employees of the US Vendor (other than those employees with employment contracts who are not listed in the Employment Letter as continuing employees) to become Continuing Employees of US Purchaser. The parties recognize, however, that for purposes of effecting a smooth transition of the sale of US Vendor's operations each side may wish to draw on the expertise of employees of the other. To this end, the parties agree that, for 60 days from the Closing without charge, US Vendor shall be permitted reasonable access to the employees of US Purchaser after Closing for purposes of obtaining such information as necessary to implement the wind-up of US Vendor's operations in the United States and US Purchaser shall be permitted reasonable access to the remaining employees of US Vendor after Closing for purposes of assisting in the integration of the business. Any services provided to US Vendor by an employee of US Purchaser pursuant to this Section III shall be performed in his capacity as an employee of US Purchaser, under the exclusive direction and control of US Purchaser, and he shall in no event on account of such



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           services become an employee of US Vendor or entitled to any benefit plans maintained by US Vendor, and any services provided to US Purchaser by an employee of US Vendor shall be performed in his capacity as an employee of US Vendor, under the exclusive direction and control of US Vendor, and he shall in no event become an employee of US Purchaser on account of such services or entitled to any benefit plans maintained by US Purchaser. After 60 days from the Closing US Purchaser and US Vendor shall review these arrangements to determine whether it is appropriate for such access to be on a cost reimbursable basis going forward or otherwise.

                      (d) LEASEBACK. US Vendor hereby reserves the right to require that up to four individuals, to be named by US Vendor, who become Continuing Employees of US Purchaser, be leased back to US Vendor, for such period as required by US Vendor, on a full time basis. US Purchaser shall continue to employ such individuals for the period that they are leased back to US Vendor and shall provide them with salary and benefits commensurate with that provided to other Continuing Employees who perform services for US Purchaser similar to those provided by the leased individuals to the US Vendor. US Vendor shall reimburse US Purchaser for 100% of the cost of the salary and other benefits (other than severance benefits) actually provided by the US Purchaser to such individuals during the time that they are leased to US Vendor. With respect to severance benefits, upon the termination of employment with US Purchaser of any individual subject to this paragraph (d), US Purchaser shall pay severance benefits to such individuals, in accordance with the provisions of the General Cables Severance Plan subject to the requirements of subsection III(b) above. Notwithstanding any other severance obligation, the US Vendor shall reimburse US Purchaser for any additional severance benefits earned by the individual under such plan on account of his employment with the US Purchaser, from the date as of which his employment would have been terminated by the US Purchaser in the absence of this paragraph (d) until the date of his actual termination of employment by the US Purchaser

                      (e) LEASEBACK. US Purchaser hereby reserves the right to require that up to four individuals, to be named by US Purchaser, who are employees of US Vendor after the Closing Date, be leased back to US Purchaser, for such period as required by US Purchaser, on a full time basis. US Vendor shall continue to employ such individuals for the period that they are leased back to US Purchaser and shall provide them with their existing salary and benefits. US Purchaser shall reimburse US Vendor for 100% of the cost of the salary and other benefits (other than severance benefits) actually provided by the US Vendor to such individuals during the time that they are leased to US Purchaser. With respect to severance benefits, upon the termination of employment with US Vendor of any individual subject to this paragraph (e), US Vendor shall pay severance benefits to such individuals, in accordance with the employee contracts, if any, into which they have entered with US Vendor.

           IV.        ASSIGNMENT.

                      (a)        Pursuant to Section 19.5 of Asset Purchase
                                 Agreement:

                      (i) Except with respect to the assets as to which the assignment set forth in Section (iii) below relates, the US Purchaser hereby assigns to BICC General Cable (USA), LLC, a Delaware limited liability company, all of its rights and delegates all of its obligations arising under the Asset Purchase Agreement, as amended by this Amendment, relating to the US Assets, and BICC General Cable (USA), LLC hereby accepts such assignment and shall assume and perform such obligations.

                      (ii) Except with respect to the assets as to which the assignment forth in Section (iii) below relates, the Canadian Purchaser hereby assigns to BICC General Cable Company, a Nova Scotia unlimited liability company, all of its rights, and delegates all of its obligations arising under the Asset Purchase Agreement, as amended by this Amendment, relating to the Canadian Assets, and BICC General Cable Company hereby accepts such assignment and shall assume and perform such obligations.





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                      (iii)   GK Technologies, Incorporated, as US Purchaser and
                      Canadian Purchaser, hereby assigns to BICC General Pyrotenax Cables Ltd., an Ontario Corporation, all of its rights and delegates all of its obligations under the Asset Purchase Agreement, as amended by this Amendment, relating to the US Assets and Canadian Assets that are assets used in the Pyrotenax business conducted by the Vendors (the "Pyrotenax Assets"), and BICC General Pyrotenax Cables Ltd. hereby accepts such assignment and shall assume and perform such obligations.

                      (b) Each of Vendors' Guarantor, US Vendor and Canadian Vendor hereby consent to the assignment set forth in this Section.

                      (c)  From and after the date hereof, BICC General Cable
           (USA), LLC and BICC General Pyrotenax Cables Ltd. as assignee with respect to that portion of the Pyrotenax Assets that are US Assets shall be collectively the "US Purchaser" under the Asset Purchase Agreement and BICC General Cable Company and BICC General Pyrotenax Cables Ltd. as assignee with respect to that portion of the Pyrotenax Assets that are Canadian Assets shall collectively be the "Canadian Purchaser" under the Asset Purchase Agreement.

           V.         INDEMNITY PAYMENT.

                      (a) Pursuant to Section 7.3.1(ii) of the Asset Purchase Agreement, the US Vendor hereby gives notice that, at Closing, a breach of the Warranty set forth in Section 3.4.2 of Schedule 8 of the Asset Purchase Agreement has occurred (such Warranty being the "SECTION 3.4.2 WARRANTY"; the Section 3.4.2 Warranty, together with any other representation or warranty contained in the Asset Purchase Agreement or the Non-North American Sale and Purchase Agreement (together with the Asset Purchase Agreement the "PURCHASE AGREEMENTS") or any Schedule to either Purchase Agreement which relates to material adverse changes in all or any portion of the Global Operations or the financial condition or results of operation thereof, being herein collectively referred to as "MAC WARRANTIES").

                      (b) In acknowledgment of the breach of the Section 3.4.2 Warranty and the desire of the parties to consummate the transactions contemplated by the Purchase Agreements, the parties hereto acknowledge and agree as follows:

                      (i) At the Closing, US Purchaser shall be deemed to have made, and US Vendor shall be deemed to have accepted, without dispute, a claim for indemnification, pursuant to
                      Section 2.3 of the Asset Purchase Agreement, in the amount of (pound) 13.6 million for Losses resulting from the breach of the Section 3.4.2 Warranty (the "SECTION 3.4.2 INDEMNITY CLAIM").

                      (ii) Upon receipt by the US Purchaser of a payment in respect of the Section 3.4.2 Indemnity Claim in the amount of (pound) 13.6 million (the "MAC INDEMNITY PAYMENT"), the Purchaser and the Purchaser's Guarantor, together with the Purchaser and each Relevant Purchaser (each as defined in the Non-North American Sale Purchase Agreement), shall have waived (i) all further claims any of them may have pursuant to either Purchase Agreement in respect of any Losses resulting from any breach of any MAC Warranty and
                      (ii) any right any of them may have to terminate the Non-North American Sale and Purchase Agreement pursuant to
                      Section 4.5 thereof as a result of any breach of any MAC Warranty.

                      (iii) Any term or provision hereof to the contrary notwithstanding, (i) for purposes of Section 2.3.5(b) of the Asset Purchase Agreement, the Section 3.4.2 Indemnity Claim shall be deemed never to have been made, and (ii) for purposes of Section 2.3.5(c) of the Asset Purchase Agreement, such Section 3.4.2 Indemnity Claim shall be deemed to have been made and, upon receipt of the MAC Indemnity Payment, satisfied in full.







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




                      (iv) The MAC Indemnity Payment will be made through offset against the Purchase Price payable at Closing pursuant to Section 3.1(a) of the Asset Purchase Agreement.

           VI.        INDUSTRIAL REVENUE BOND.

                      (a) JACKSON, TENNESSEE FACILITY. US Vendor entered into a certain lease dated as of May 1, 1991 (the "Lease"), with The Industrial Development Board of the City of Jackson, a Tennessee public nonprofit corporation (the "IDB") to finance the construction of, inter alia, a certain manufacturing facility and all improvements thereon and property therein, having an address of 19 Bobrick Drive, Jackson, Tennessee (the "Property"). Vendors' Guarantor guaranteed the obligations of US Vendor under the Lease pursuant to the terms of that certain Guaranty Agreement dated as of May 1, 1991, from Vendors' Guarantor to First American National
           Bank, Nashville, Tennessee, a national banking association, as trustee (the "Guaranty"). It is anticipated that as of the Closing Date, all or any consents necessary to release US Vendor and the Vendors' Guarantor from their respective obligations under the Guaranty will not have been obtained. As a result, the parties hereto have agreed as follows: (a) at Closing, US Vendor and US Purchaser will enter into a certain assignment and assumption of lease in the form attached hereto as Exhibit C pursuant to which, among other things, US Vendor will assign the Lease to US Purchaser who will perform the obligations of the tenant thereunder from and after the Closing Date, (b) at Closing, Purchaser's Guarantor will execute a certain guaranty indemnity agreement in the form attached hereto as Exhibit D pursuant to which Purchaser's Guarantor shall agree to indemnify the Vendors' Guarantor from any liability arising from performance by Vendor's Guarantor under the Guaranty as a result of acts occurring after Closing, (c) US Vendor will execute that certain certificate attached hereto as Exhibit E and (d) on or before May 31, 2000, US Purchaser shall, at its sole cost and expense, cause US Vendor and the Vendors' Guarantor and their affiliates to be released in full from their respective obligations under the Lease and the Guaranty by either: (i) obtaining the consent of the bondholders to release the US Vendor, the Vendors' Guarantor and their affiliates, if any, from their obligations under the Guaranty or (ii) defeasing the bonds. In the event that the US Vendor and the Vendors' Guarantor are not released from all obligations and Liability under the Lease and the Guaranty on or before May 31, 2000 the US Purchaser will pay to the US Vendor, or its assignee, an amount equal to all Liability then due under the Lease and the US Vendor will defease the bonds.

               VII. Section 1.1.6 of Schedule 12 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                             (a) On the Closing Balance Sheet US Vendor shall
               (i) establish a reserve for the total bonuses payable under the BICC Cables Corporation Management Incentive Plan and the BICC Cables Corporation Discretionary Bonus Plan to Continuing Employees ("total bonus accrual"); and (ii) supply US Purchaser with a schedule of individuals who are Continuing Employees and for whom bonuses have been accrued under the Management Incentive Plan and Discretionary Bonus Plan for the period January 1, 1999 through the Closing Date ("pre-closing period"), which schedule shall specify the name of each individual and the specific dollar amount of the total bonus accrual assigned to that individual ("individual's pre-closing accrued bonus"). (Individuals described in this paragraph (a) are referred to as "scheduled individuals").

                             Thereafter, at such time as US Purchaser pays
               bonuses to its employees for 1999 under its bonus and/or incentive programs, US Purchaser will supply US Vendor with a report that indicates (i) the portion of each scheduled individual's 1999 bonus and incentive payments from US Purchaser that are attributable to the pre-closing period (actual pre-closing bonus) and (ii) the portion attributable to the period from May 29, 1999 until December 31, 1999 (post-closing bonus). With respect to the pre-closing period, US Purchaser shall have the discretion to determine whether a scheduled individual's actual pre-closing bonus shall be less than or equal to the individual's pre-closing accrued bonus. In no event may the amount designated by the US Purchaser as the scheduled individual's actual pre-closing bonus exceed the individual's pre-closing accrued bonus. In the event that the actual pre-closing bonus of a scheduled individual (including a








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



               scheduled individual who receives no bonus for 1999 or for the pre-closing period) is less than his pre-closing accrued bonus, US Purchaser shall pay the difference to US Vendor.

                             (b) MARSHALL, TEXAS GAIN SHARE PLAN. Pursuant to US
               Purchaser's assumption of the Marshall, Texas Gain Share Plan, US Vendor shall not pay out at Closing any amounts accrued under that Plan for the December 1, 1998 through November 30, 1999 Gain Share Period. US Purchaser shall be responsible for payment of all bonuses under that Plan for the December 1, 1998 to November 30, 1999, Gain Share Period at the normal time and in the normal manner.

               VIII. The US Vendor will use its reasonable efforts to close out all inventory hedges relating to copper and aluminum. For the avoidance of doubt, there is no obligation to close out any hedges relating to open purchase orders.

               IX. EFFECT OF AMENDMENT NO. 1. Except as expressly amended and modified herein, all other terms of the Asset Purchase Agreement shall remain in full force and effect as originally made and entered into by the parties thereto.

               X. GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

               XI. NECESSARY DOCUMENTS. The parties hereto agree to execute or cause to be executed at any time, any and all other documents or instruments necessary to carry out the terms of this Amendment.

               XII. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

               IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above.


                                      BICC CABLES CORPORATION

                                      By:      /s/ Hans P. Berndorff
                                             ----------------------------------
                                      Name:    Hans P. Berndorff
                                             ----------------------------------
                                      Title:   Vice President
                                             ----------------------------------


                                      BICC CABLES CANADA INC.

                                      By:      /s/ Hans P. Berndorff
                                             ----------------------------------
                                      Name:    Hans P. Berndorff
                                             ----------------------------------
                                      Title:   Vice President
                                             ----------------------------------


                                      PYROTENAX USA INC.

                                      By:      /s/ Hans P. Berndorff
                                             ----------------------------------
                                      Name:    Hans P. Berndorff
                                             ----------------------------------
                                      Title:   Vice President
                                             ----------------------------------


                                      BICC PLC

                                      By:      /s/ Peter Zinkin
                                             ----------------------------------
                                      Name:    Peter Zinkin
                                             ----------------------------------
                                      Title:   Director
                                             ----------------------------------

                                      GK TECHNOLOGIES,
                                      INCORPORATED, in its capacity
                                      as US Purchaser and Canadian Purchaser

                                      By:      /s/ Chris Virgulak
                                             ----------------------------------
                                      Name:    Chris Virgulak
                                             ----------------------------------
                                      Title:   Executive Vice President
                                             ----------------------------------

                                      GENERAL CABLE CORPORATION

                                      By:     /s/ Robert Siverd
                                             ----------------------------------
                                      Name:   Robert Siverd
                                             ----------------------------------
                                      Title:  Executive Vice President
                                             ----------------------------------


                                      BICC GENERAL PYROTENAX
                                      CABLES, LTD.

                                      By:     /s/ Robert Siverd
                                             ----------------------------------
                                      Name:   Robert Siverd
                                             ----------------------------------
                                      Title:  Executive Vice President
                                             ----------------------------------


                                      BICC GENERAL CABLE (USA),
                                      LLC

                                      By:     /s/ Robert Siverd
                                             ----------------------------------
                                      Name:   Robert Siverd
                                             ----------------------------------
                                      Title:  Executive Vice President
                                             ----------------------------------


                                      BICC GENERAL CABLE
                                      COMPANY

                                      By:     /s/ Robert Siverd
                                             ----------------------------------
                                      Name:   Robert Siverd
                                             ----------------------------------
                                      Title:  Executive Vice President
                                             ----------------------------------